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Exhibit 23

      Consent of KPMG LLP to the incorporation of their report dated January 28, 2000, relating to certain consolidated financial statements of Brenton Banks, Inc. into the Registration Statement on Form S-8 of Brenton Banks, Inc.
     282

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Brenton Banks, Inc.:

We consent to incorporation by reference in the registration statement No. 333-71331 on Form S-8 of Brenton Banks, Inc. of our report dated January 28, 2000, relating to the consolidated statements of condition of Brenton Banks, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, changes in common stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of Brenton Banks, Inc.


                                       /s/ KPMG LLP
                                       KPMG LLP

Des Moines, Iowa
March 28, 2000
     283